EXHIBIT 99.1
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                                                 For further information contact
                                                             Don Roubitchek, CFO
                                                            PrivateBancorp, Inc.
                                                                    312-683-7126
                                                                George M. Morvis
                                                    Financial Shares Corporation
                                                                    800-891-8116

For immediate release:

             PRIVATEBANCORP, INC. COMPLETES JOHNSON BANK ACQUISITION

     Chicago, IL February 14, 2000 . . . PrivateBancorp, Inc. (Nasdaq: PVTB) has completed its acquisition of Johnson Bank Illinois, a unit of Johnson International, Racine, WI.

     Johnson Bank Illinois, with locations on Chicago's North Shore in Lake Forest and Winnetka, had assets of $114 million as of December 31, 1999. With the acquisition, PrivateBancorp, with assets of $519 million at December 31, 1999, will operate six offices of The PrivateBank and Trust Company. The Company also has applied to charter a new federal savings bank in St. Louis to be known as The PrivateBank (St. Louis).

     Ralph B. Mandell, Chairman and CEO of PrivateBancorp, said, "This acquisition is culturally a terrific fit and enables us, with our current Wilmette office, to have an established presence in three of the North Shore's key markets. It also takes us into Lake County and offers us an opportunity to reach into nearby McHenry County to pursue our target of higher-net-worth individuals and their business interests."

     John J. Hunt, president of Johnson Bank Illinois, will become a managing director of The PrivateBank & Trust Company, and manage the Lake Forest office. L. Hamilton Kerr III, a managing director of The PrivateBank and Trust Company, Chicago, and long time North Shore Resident, will relocate to manage the Winnetka office as well as PrivateBank's Wilmette office.

     The acquired offices are located at 1000 Green Bay Road, Winnetka and 920
S. Waukegan Road, Lake Forest.

     PrivateBancorp, Inc. was organized in 1991 to provide personalized financial services primarily to affluent individuals, professionals, owners of closely held businesses, and commercial real estate investors through its bank subsidiary, The PrivateBank & Trust Company. The company, which had assets of $519 million as of December 31, 1999, operates offices in Chicago, Oak Brook, St. Charles, and Wilmette, Illinois.

     On November 18, 1999, PrivateBancorp, Inc. announced that it had filed an application to charter a new federal savings bank, to be known as The PrivateBank (St. Louis). Pending regulatory approval of the new subsidiary, its existing bank subsidiary, The PrivateBank and Trust Company has opened a loan production office in St. Louis in order to develop credit business.

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Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, general economic conditions in the greater Chicago metropolitan area, legislative or regulatory changes, adverse developments in the Company's loan or investment portfolios, competition, unforeseen difficulties relating to the acquisition of Johnson Bank Illinois, unanticipated costs or lower than expected business levels relating to the Company's establishment of a St. Charles, Illinois office, or unanticipated delays or costs relating to the establishment of the PrivateBank (St. Louis), and the possible dilutive effect of potential acquisitions or expansion. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.